Exhibit 99.1

EZCORP REPORTS 17% INCREASE IN NET INCOME

Completes key strategic investments in Mexico and the U.K.

Revises full-year EPS guidance down 6% due to U.S. Pawn inventory shift

AUSTIN, Texas (April 19, 2012) – EZCORP, Inc. (NASDAQ: EZPW), a leading provider of instant cash solutions for consumers, today announced results for its second fiscal quarter ended March 31, 2012. For the quarter, net income was $37.3 million, a 17% increase over the prior year’s quarter, and diluted earnings per share were $0.73, a 16% increase over the prior year. During the quarter, the Company completed the acquisition of 60% of Crediamigo, one of the largest and fastest growing providers of payroll deduction loans in Mexico. Since the end of the quarter, the Company has completed the acquisition of 72% of Cash Genie, a leading provider of online loans in the United Kingdom. The Company incurred costs associated with acquisitions of $2.0 million ($0.03 per share) in the quarter.

The Company also announced it is revising its fiscal 2012 earnings guidance to a range of $2.85 to $2.95 per share, about 6% lower than the previous guidance. The mid-point of this range represents an increase of 13% over fiscal 2011 earnings per share, non-GAAP, and 19% on a GAAP basis. This revision in guidance is due to slightly slower than expected growth rates in the U.S. pawn business for both loans and sales (including scrap sales) as a result of customers’ using a greater proportion of general merchandise instead of gold to satisfy their immediate cash needs. The effect of this shift will be to slow inventory turns, place downward pressure on margin rates and delay income into next year. The Company expects to continue to grow its same store loan balances and sales in the low-to-mid single digits for the rest of fiscal 2012.

Commenting on the quarter’s results, EZCORP’s President and Chief Executive Officer, Paul Rothamel, said “While we are very pleased with consolidated net income growth of 17% for the quarter and 15% for the first half, particularly given the strategic transactions we recently closed, we expect earnings growth in the back half of the year to be slightly slower than we originally expected. Nevertheless, the fundamentals of all our cash solutions businesses, including our inventory and loan yields, remain strong and we are filling the pipeline with new stores, new products, and additional talent.”

Consolidated Financials – Three months ended March 31, 2012 versus the prior year quarter:

•	Net income of $37.3 million, up 17%.

•	Diluted earnings per share of $0.73, up 16%.

•	Total revenues of $256.3 million, up 20%.

•	Net revenues of $161.6 million, up 23%.

•	Consolidated operating income of $55.7 million, up 24%.

•	Combined loan balances (pawn and consumer loans, including CSO) at quarter end were $219.1 million, up 57%. Excluding Crediamigo, loan balances were $156.5M, up 12%.

•	Cash and cash equivalents at quarter-end were $47.5 million, with debt of $132.4 million. Crediamigo had third party debt outstanding of $94.6 million, all of which is non-recourse to EZCORP.

Key Operating Segment Metrics – Three months ended March 31, 2012 versus the prior year quarter:

•	U.S. & Canada:

•	Total revenue was $229.4 million, up 14% in total and 4% on a same store basis.

•	Total sales increased 16% to $134.9 million, with margin improving 90 basis points to 41%. Same store sales were up 2%.

•	Pawn service charges increased 17% to $50.5 million, up 9% on a same store basis.

•	Consumer loan fees increased 6% to $42.8 million, up 3% on a same store basis.

•	Consumer loan bad debt as a percentage of fees improved 45 bps to 14%.

•	Segment contribution increased 16% to $64.9 million.

•	Pawn loan balance was $108.8 million at quarter end, up 12% in total and 6% on a same store basis.

•	Combined loan balances (pawn and consumer loans, including CSO) at quarter end were $142.9 million, up 9%.

•	Latin America :

•	Total revenue was $26.7 million, up 110% in total and 9% on a same store basis.

•	Total sales increased 47% to $13.3 million. Same store sales were up 4%.

•	Pawn service charges increased 61% to $5.9 million, up 20% on a same store basis.

•	Consumer loan fees were $7.4 million.

•	Consumer loan bad debt as a percentage of fees was 7%.

•	Segment contribution increased to $1.3 million, with an improvement in margin from -1% to 5%.

•	Crediamigo recorded net revenue of $6.9 million and net income attributable to EZCORP of $0.2 million for the two months ended March 31, 2012.

Growth Drivers

•	U.S. & Canada:

•

Acquired 15 stores during the quarter and opened eight new de novo locations, bringing the total number of Company-owned stores to 970 at quarter end. In the first half of fiscal 2012, the Company has added 48 stores (40 acquired and eight de novo) in the U.S. and Canada, and is now a leader in 48 markets across the U.S. and Canada. The Company now offers instant cash solutions in 24 U.S. states and, including franchises, five Canadian provinces.

•

On April 13, completed the acquisition of nine pawn stores in the Minneapolis metropolitan area, where the Company had not previously had a presence. The Company now operates pawn shops in 19 U.S. states, up six from this time last year.

•

Converted nine CASHMAX stores to the Cash Converters brand. At quarter end, 35 of the 67 Company-owned stores in Canada operated under the Cash Converters brand, with an additional 12 Cash Converters stores managed by franchisees.

•	Latin America:

•	Empeño Fácil opened 13 stores during the quarter and 27 for the first half, bringing total store count to 205. Of these, 153 are full size, full service stores.

•

Empeño Fácil opened its first store in Monterrey, Mexico and now operates in 30 of 55 principal metro areas in Mexico and in 17 of 31 Mexican states primarily in the central and southern part of the country.

•

On January 30, 2012, the Company closed its acquisition of a 60% interest in Crediamigo, marking EZCORP’s first entry into unsecured lending in Mexico. Crediamigo offers loans with typical APRs of around 85% and collects interest and principal through payroll deductions. The average loan is approximately $1,200 with a term of 27 months. Crediamigo has approximately 170 payroll withholding agreements with Mexican employers, primarily government and state agencies, with potential access to over 3 million employees. At March 31, 2012, Crediamigo’s loan portfolio totaled $68.4 million and the company had $94.6 million of third party debt (non-recourse to EZCORP).

•	Other International:

•

On April 13, the Company acquired 72% of the shares in Artiste Holding Limited, which provides online loans in the U.K. under the name “Cash Genie.” Cash Genie significantly accelerates EZCORP’s online strategy in the U.K., and EZCORP’s existing U.K. online lending operations, most of which are outsourced, will be rolled into Cash Genie. Founded in 2009 and based in Ipswich, England, Cash Genie is one of the top 10 largest online lenders in the U.K. It currently has back office and collections functions based in the Philippines, and expects to launch online lending in Finland in May. The company offers unsecured 30-day cash advance loans from $120 to $1,200 with an average loan of $230. The company has 300,000 customers with almost 70,000 loans outstanding and a net loan balance of $17.6 million at the end of February.

Company Outlook

Commenting on the Company’s outlook, Mr. Rothamel stated: “We believe that we are well positioned to continue our very strong growth. The consumer demand for our products in the U.S., Mexico, and Canada, as well as the rest of the world is expanding. The combination of our large and rapidly growing U.S. businesses, accelerated growth in Mexico through Empeño Fácil and Crediamigo, our U.K. investments in Cash Genie and Albemarle & Bond, and our Cash Converters investments in Australia, the U.K. and Canada position us well for rapid, diversified growth around the world.”

About EZCORP

EZCORP is a leading provider of instant cash solutions for consumers. Through more than 1,200 company-operated pawn, buy/sell and personal financial services stores in the U.S., Mexico and Canada, we provide a variety of instant cash solutions, including pawn loans, consumer loans, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.

EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the name “Crediamigo”), a leading provider of payroll deduction loans in Mexico, and in Artiste Holding Limited (doing business under the name “Cash Genie”), a leading provider of online loans in the U.K. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 170 full-line stores offering pawnbroking, jewelry retailing, gold buying and financial services; and in Cash Converters International Limited (CCV.L and CCV.ASX), which franchises and operates a worldwide network of over 600 stores that provide personal financial services and sell pre-owned merchandise.

Special Note Regarding Forward-Looking Statements

This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings and growth rates. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changes in the regulatory environment, changing market conditions in the overall economy and the industry, fluctuations in gold prices or the desire of our customers to pawn or sell their gold items, and consumer demand for the Company’s services and merchandise. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income and non-GAAP earnings per share for fiscal 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit included in the quarter ended December 31, 2010. The Company’s management uses these non-GAAP financial measures to understand its financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.

EZCORP Investor Relations

(512) 314-2220

Investor_Relations@ezcorp.com

www.ezcorp.com

EZCORP, Inc.

Highlights of Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data and percents)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Revenues:
Merchandise sales	$94,997	$77,773	$181,891	$149,653
Jewelry scrapping sales	53,175	47,995	109,578	98,660
Pawn service charges	56,444	46,769	116,236	96,579
Consumer loan fees	50,319	40,472	95,407	86,782
Other	1,343	245	2,039	406

Total revenues	256,278	213,254	505,151	432,080
Cost of goods sold:
Cost of merchandise sales	55,880	44,639	104,276	85,950
Cost of jewelry scrapping sales	32,310	31,925	67,734	64,180

Total cost of goods sold	88,190	76,564	172,010	150,130
Bad debt:
Consumer loan bad debt	6,466	5,740	17,491	16,768

Net revenue	161,622	130,950	315,650	265,182
Operations expense	77,269	66,045	151,770	130,549
Administrative expense	21,353	15,733	41,064	41,871
Depreciation and amortization	7,259	4,466	12,514	8,645
(Gain) / loss on sales / disposal of assets	27	(178)	(174)	(171)

Operating income	55,714	44,884	110,476	84,288
Interest income	(314)	(11)	(353)	(14)
Interest expense	2,560	300	3,150	600
Equity in net income of unconsolidated affiliates	(4,577)	(4,691)	(8,738)	(8,058)
Other	802	4	(317)	(57)

Income before income taxes	57,243	49,282	116,734	91,817
Income tax expense	19,870	17,444	40,009	32,550

Net income	37,373	31,838	76,725	59,267
Attributable to noncontrolling interest	112	—	112	—

Net income attributable to EZCORP, Inc.	$37,261	$31,838	$76,613	$59,267

Net income per share, diluted	$0.73	$0.63	$1.51	$1.18

Weighted average shares, diluted	51,069	50,362	50,887	50,243

EZCORP, Inc.

Highlights of Consolidated Balance Sheets

(in thousands)

	March 31, (unaudited)		September 30,
	2012	2011	2011
Assets:
Current assets:
Cash and cash equivalents	$47,499	$59,785	$23,969
Pawn loans	122,305	106,525	145,318
Consumer loans, net	23,998	11,948	14,611
Pawn service charges receivable, net	22,296	19,976	26,455
Consumer Loan fees receivable, net	24,551	6,026	6,775
Inventory, net	87,891	70,275	90,373
Deferred tax asset	18,228	23,319	18,125
Federal income tax receivable	2,391	1,427	—
Prepaid expenses and other assets	34,443	20,045	30,611

Total current assets	383,602	319,326	356,237
Investments in unconsolidated affiliates	120,056	112,364	120,319
Property and equipment, net	95,046	70,105	78,498
Goodwill	320,692	143,404	173,206
Intangible assets, net	38,904	16,122	19,790
Non-current consumer loans, net	52,740	—	—
Other assets, net	18,129	7,572	8,400

Total assets	$1,029,169	$668,893	$756,450

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and other accrued expenses	$75,865	$44,754	$57,400
Current maturities of long-term debt	7,224	10,000	—
Customer layaway deposits	7,193	6,844	6,176
Federal income taxes payable	—	—	693

Total current liabilities	90,282	61,598	64,269
Long-term debt, less current maturities	125,131	10,000	17,500
Deferred tax liability	9,507	1,192	8,331
Deferred gains and other long-term liabilities	14,423	2,314	2,102

Total liabilities	239,343	75,104	92,202
EZCORP, Inc. stockholders’ equity	755,718	593,789	664,248
Noncontrolling interest	34,108	—	—

Total stockholders’ equity	789,826	593,789	664,248

Total liabilities and stockholders’ equity	$1,029,169	$668,893	$756,450

EZCORP, Inc.

Operating Segment Results (Unaudited)

(In thousands)

	Three Months Ended March 31, 2012
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$85,498	$9,499	$—	$94,997
Jewelry scrapping sales	49,414	3,761	—	53,175
Pawn service charges	50,505	5,939	—	56,444
Consumer loan fees	42,806	7,383	130	50,319
Other	1,219	124	—	1,343

Total revenues	229,442	26,706	130	256,278
				—
Merchandise cost of goods sold	50,499	5,381	—	55,880
Jewelry scrapping cost of goods sold	29,537	2,773	—	32,310
Consumer loan bad debt	5,878	508	80	6,466

Net revenues	143,528	18,044	50	161,622
Operating expenses:
Store operations	68,890	8,211	168	77,269
Administrative	5,424	4,334	2	9,760
Depreciation	3,382	842	14	4,238
Amortization	142	1,555	—	1,697
Loss on sale/disposal of assets	25	2	—	27
Interest, net	—	1,769	—	1,769
Equity in net income of unconsolidated affiliates	—	—	(4,577)	(4,577)
Other	791	11	—	802

Segment contribution	$64,874	$1,320	$4,443	$70,637
Corporate expenses				13,394

Income before taxes				57,243
Income tax expense				19,870

Net income				$37,373
Net income attributable to noncontrolling interest				112

Net income attributable to EZCORP, Inc.				$37,261

EZCORP, Inc.

Operating Segment Results (Unaudited)

(In thousands)

	Three Months Ended March 31, 2011
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$72,420	$5,353	$—	$77,773
Jewelry scrapping sales	44,351	3,644	—	47,995
Pawn service charges	43,073	3,696	—	46,769
Consumer loan fees	40,472	—	—	40,472
Other	220	25	—	245

Total revenues	200,536	12,718	—	213,254
				—
Merchandise cost of goods sold	41,484	3,155	—	44,639
Jewelry scrapping cost of goods sold	28,848	3,077	—	31,925
Consumer loan bad debt	5,740	—	—	5,740

Net revenues	124,464	6,486	—	130,950
Operating expenses:
Store operations	61,196	4,849	—	66,045
Administrative	4,407	1,079	27	5,513
Depreciation	2,764	578	—	3,342
Amortization	121	100	—	221
Gain on sale/disposal of assets	(178)	—	—	(178)
Interest, net	—	1	—	1
Equity in net income of unconsolidated affiliates	—	—	(4,691)	(4,691)
Other	3	1	—	4

Segment contribution	$56,151	$(122)	$4,664	$60,693
Corporate expenses				11,411

Income before taxes				49,282
Income tax expense				17,444

Net income				$31,838
Net income attributable to noncontrolling interest				—

Net income attributable to EZCORP, Inc.				$31,838

EZCORP, Inc.

Operating Segment Results (Unaudited)

(In thousands)

	Six Months Ended March 31, 2012
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$162,050	$19,841	$—	$181,891
Jewelry scrapping sales	102,280	7,298	—	109,578
Pawn service charges	104,875	11,361	—	116,236
Consumer loan fees	87,818	7,383	206	95,407
Other	1,795	244	—	2,039

Total revenues	458,818	46,127	206	505,151
				—
Merchandise cost of goods sold	93,950	10,326	—	104,276
Jewelry scrapping cost of goods sold	62,687	5,047	—	67,734
Consumer loan bad debt	16,768	508	215	17,491

Net revenues	285,413	30,246	(9)	315,650
Operating expenses:
Store operations	137,215	14,209	346	151,770
Administrative	11,871	5,629	422	17,922
Depreciation	6,499	1,522	36	8,057
Amortization	272	1,652	—	1,924
(Gain)/loss on sale/disposal of assets	(175)	1	—	(174)
Interest, net	4	1,733	—	1,737
Equity in net income of unconsolidated affiliates	—	—	(8,738)	(8,738)
Other	(269)	16	(64)	(317)

Segment contribution	$129,996	$5,484	$7,989	$143,469
Corporate expenses				26,735

Income before taxes				116,734
Income tax expense				40,009

Net income				$76,725
Net income attributable to noncontrolling interest				112

Net income attributable to EZCORP, Inc.				$76,613

EZCORP, Inc.

Operating Segment Results (Unaudited)

(In thousands)

	Six Months Ended March 31, 2011
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$138,725	$10,928	$—	$149,653
Jewelry scrapping sales	91,554	7,106	—	98,660
Pawn service charges	89,509	7,070	—	96,579
Consumer loan fees	86,782	—	—	86,782
Other	378	28	—	406

Total revenues	406,948	25,132	—	432,080
				—
Merchandise cost of goods sold	79,681	6,269	—	85,950
Jewelry scrapping cost of goods sold	58,465	5,715	—	64,180
Consumer loan bad debt	16,768	—	—	16,768

Net revenues	252,034	13,148	—	265,182
Operating Expenses:
Store operations	121,422	9,127	—	130,549
Administrative	9,810	2,016	52	11,878
Depreciation	5,366	1,084	—	6,450
Amortization	236	197	—	433
(Gain)/loss on sale/disposal of assets	(172)	1	—	(171)
Interest, net	—	2	—	2
Equity in net income of unconsolidated affiliates	—	—	(8,058)	(8,058)
Other	3	1	(61)	(57)

Segment contribution	$115,369	$720	$8,067	$124,156
Corporate expenses				32,339

Income before taxes				91,817
Income tax expense				32,550

Net income				$59,267
Net income attributable to noncontrolling interest				—

Net income attributable to EZCORP, Inc.				$59,267

EZCORP, Inc.

Store Count Activity

	Three Months Ended March 31, 2012
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	950	192	—	1,142	12
De novo	8	13		21	—
Acquired	15	45		60	—
Sold, combined or closed	(3)			(3)	—

End of period	970	250	—	1,220	12

	Six Months Ended March 31, 2012
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	933	178	—	1,111	13
De novo	8	27		35	—
Acquired	40	45		85	—
Sold, combined or closed	(11)			(11)	(1)

End of period	970	250	—	1,220	12

Reconciliation of GAAP to Non-GAAP Results (Unaudited)

(in thousands, except per share data)

The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

	Six Months Ended March 31, 2012			Six Months Ended March 31, 2011
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$315,650	—	$315,650	$265,182	—	$265,182

Operations expense	151,770	—	151,770	130,549	—	130,549
Administrative expense	41,064	—	41,064	41,871	(10,945)	30,926
Depreciation and amortization	12,514	—	12,514	8,645	—	8,645
(Gain) / loss on sale/disposal of assets	(174)	—	(174)	(171)	—	(171)

Operating income	110,476	—	110,476	84,288	10,945	95,233
Interest income	(353)	—	(353)	(14)	—	(14)
Interest expense	3,150	—	3,150	600	—	600
Equity in net income of unconsolidated affiliates	(8,738)	—	(8,738)	(8,058)	—	(8,058)
Other	(317)	—	(317)	(57)	—	(57)

Income before income taxes	116,734	—	116,734	91,817	10,945	102,762
Income tax expense	40,009	—	40,009	32,550	3,831	36,381

Net income	76,725	—	76,725	59,267	7,114	66,381

Attributable to noncontrolling interest	112	—	112	—	—	—

Net income attributable to EZCORP, Inc.	$76,613	$—	$76,613	$59,267	$7,114	$66,381

Net income per share, diluted	$1.51	$—	$1.51	$1.18	$0.14	$1.32

Weighted average shares, diluted	50,887	—	50,887	50,243	—	50,243